Exhibit 10(d)

HARSCO CORPORATION

CHANGE IN CONTROL SEVERANCE AGREEMENT

This CHANGE IN CONTROL SEVERANCE AGREEMENT (this “Agreement”) is by and between Harsco Corporation, a Delaware corporation (the “Company”), and                      (the “Executive”), dated as of the            day of December, 2010.

WHEREAS, the Company recognizes that the current business environment makes it difficult to attract and retain highly-qualified executives unless a certain degree of security can be offered to such executives against organizational and personnel changes which frequently follow a Change in Control (as defined below) of a corporation; and

WHEREAS, the Board of Directors recognizes the long and valued service which the Executive has provided as an officer of the Company and considers the Executive to be an important resource which the Company desires to retain; and

WHEREAS, the Company desires to assure fair treatment of its key executives in the event of a Change in Control and to allow them to make critical career decisions without undue time pressure and financial uncertainty, thereby increasing their willingness to remain with the Company notwithstanding the outcome of a possible Change in Control transaction; and

WHEREAS, the Company recognizes that its key executives will be involved in evaluating or negotiating any offers, proposals, or other transactions which could result in a Change in Control of the Company and believes that it is in the best interests of the Company and its shareholders that such key executives be in a position, free from personal financial and employment considerations, to be able to assess objectively and pursue aggressively the interests of the Company’s shareholders in making these evaluations and carrying on such negotiations; and

WHEREAS, the Board of Directors (the “Board”) of the Company believes it is essential to provide the Executive with compensation arrangements upon a Change in Control which provide the Executive with individual financial security and which are competitive with those of other corporations, and in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW THEREFORE, the parties, for good and valuable consideration and intending to be legally bound, agree as follows:

1.                                       Certain Definitions.

(a)                                  The “Term of the Agreement” is the period commencing on the date hereof and ending on the third anniversary of such date; provided, however, that (i) commencing on the date one year after the date hereof, and on each annual anniversary of such date (such date and each annual anniversary thereof is hereinafter referred to as the “Renewal Date”), the Term of the Agreement shall be automatically extended so as to terminate three years from such Renewal Date, unless at least 60 days prior to the Renewal Date the Company shall give notice that the Term of the Agreement shall not be so extended, and (ii) if a Change in Control occurs during the Term of the Agreement, the Term of the Agreement will expire on the last day of the Protection Period (as defined herein), and (iii) if, prior to a Change in Control, the Executive ceases for any reason to be an officer of the Company, thereupon without action, the Term of the Agreement shall be deemed to have expired and this Agreement will immediately terminate and be of no further effect, unless the second sentence of Section 1(b) applies, in which case the Term of the Agreement will expire at the end of the Protection Period.

(b)                                 The “Effective Date” shall be the first date during the “Term of the Agreement” on which a Change in Control occurs.  Anything in this Agreement to the contrary notwithstanding, if the Executive’s employment with the Company terminates prior to the date on which a Change in Control occurs, and the Executive reasonably demonstrates that such termination (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or anticipation of a Change in Control, then for all purposes of this Agreement the “Effective Date” shall mean the date immediately prior to the date of such termination of employment.

(c)                                  A reference herein to a section of the Internal Revenue Code of 1986, as amended (the “Code”), or a subsection thereof shall be construed to incorporate reference to any section or subsection of the Code enacted as a successor thereto, any applicable proposed, temporary or final regulations promulgated pursuant to such sections and any applicable interpretation thereof by the Internal Revenue Service.

(d)                                 “Employee Benefits” and “Employee Benefit Plans” means the perquisites, benefits and service credit for benefits as provided under any and all employee retirement income and welfare benefit policies, plans, programs or arrangements in which the Executive is entitled to participate, including without limitation any stock option, performance share, performance unit, stock purchase, stock appreciation, savings, pension, supplemental executive retirement, or other retirement income or welfare benefit, deferred compensation, incentive compensation, group or other life, health, medical/hospital or other insurance (whether funded by actual insurance or self-insured by the Company), disability, salary continuation, expense reimbursement and other employee benefit policies, plans, programs or arrangements that may now exist or any equivalent successor policies, plans, programs or arrangements that may be adopted hereafter by the Company or any successor.

(e)                                  A reference herein to a section of the Securities Exchange Act of 1934 (the “Exchange Act”) or any Rule promulgated thereunder shall be construed to incorporate reference to any section of the Exchange Act or any Rule enacted or promulgated as a successor thereto.

2.                                       Change in Control.  For the purpose of this Agreement, a “Change in Control” shall mean:

(a)                                  The acquisition (other than from the Company) by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”) (excluding, for this purpose, the Company or its subsidiaries, or any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either the then outstanding shares of common stock or the combined voting power of the Company’s then outstanding voting securities entitled to vote generally in the election of directors (the “Voting Stock”); provided, however, that a Change in Control will not be deemed to have occurred if a Person becomes the beneficial owner of 20% or more of the Voting Stock as a result of a reduction in the number of shares of Voting Stock outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Board (as defined below) unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally; or

(b)                                 Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, or appointment, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination and other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

(c)                                  The consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation or other transaction (each, a “Business Transaction”) with respect to which, in any such case, the persons who were the stockholders of the Company immediately prior to such Business Transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote in the election of directors of the entity resulting from such Business Transaction; or

(d)                                 Approval by the stockholders of the Company of a liquidation or dissolution of the Company or of the sale of all or substantially all the assets of the Company.

3.                                       Protection Period.  The “Protection Period” under this Agreement will be a period of three years commencing on the Effective Date or, if the second sentence of Section 1(b) applies, a period commencing on the Effective Date and ending immediately after the termination of the Executive’s employment with the Company.

4.                                       Certain Terms Relating to Termination.

(a)                                  Disability.  If the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of “Disability” set forth below) during the Protection Period, it may give to the Executive written notice of its intention to terminate the Executive’s employment.  In such event, the Executive’s employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the “Disability Effective Date”), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive’s duties.  For purposes of this Agreement, “Disability” means disability which, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive’s legal representative (such agreement as to acceptability not to be withheld unreasonably).

(b)                                 Cause.  During the Protection Period, the Company may terminate the Executive’s employment for “Cause.”  For purposes of this Agreement, “Cause” means (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company, (ii) repeated failure by the Executive to devote reasonable attention and time during normal business hours to the business and affairs of the Company or to use the Executive’s reasonable best efforts to perform faithfully and efficiently the responsibilities assigned to the Executive (provided that such failure is demonstrated to be willful and deliberate on the Executive’s part and is not remedied in a reasonable period of time after receipt of written notice from the Company), or (iii) the conviction of the Executive of a felony.

(c)                                  Good Reason.  Notwithstanding anything to the contrary contained herein, during the Protection Period, the Executive’s employment may be terminated by the Executive for Good Reason.  For purposes of this Agreement, “Good Reason” means:

(i)                                     the assignment to the Executive of any duties inconsistent in any material respect with the most significant of the Executive’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities held or exercised by, or assigned to, the Executive at any time during the 90-day period immediately preceding the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(ii)                                  the reduction of the Executive’s base salary below the highest amount paid or payable to the Executive at any time during the 12-month period immediately preceding the month in which the Effective Date occurs, other than an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iii)                               the reduction of the Executive’s annual incentive compensation opportunity below the highest amount available for the Executive at any time, or the provision of such annual incentive compensation opportunity on terms less favorable than those in effect from time to time, in either case during the three fiscal years immediately preceding the fiscal year in which the Effective Date occurs, other than an isolated, insubstantial and inadvertent reduction or provision not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(iv)                              the reduction in the Executive’s entitlement to or opportunity to participate in Employee Benefits or Employee Benefit Plans on terms that are at least as favorable as those in effect for such Employee Benefits or Employee Benefit Plans either as provided for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable, as in effect at any time on or after the Effective Date with respect to other executives of the Company and its subsidiaries, other than an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(v)                                 the reduction in the Executive’s entitlement to office space, including furnishings and other appointments, secretarial and other assistance, and paid vacations and holidays, on terms that are at least as favorable as those in effect either as provided for the Executive at any time during the 90-day period immediately preceding the Effective Date or, if more favorable, as in effect at any time on or after the Effective Date with respect to other executives of the Company and its subsidiaries, other than an isolated, insubstantial and inadvertent reduction not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

(vi)                              the Company requiring the Executive to be based at any office or location that is 25 miles or further away from the location or office where the Executive was employed immediately preceding the Effective Date, except for travel reasonably required in the performance of the Executive’s responsibilities;

(vii)                           any purported termination by the Company of the Executive’s employment otherwise than as expressly permitted by this Agreement; or

(viii)                        any failure by the Company to comply with and satisfy Section 10(c) of this Agreement.

For purposes of this Section 4(c), any good faith determination of “Good Reason” made by the Executive shall be conclusive.

(d)                                 Without Cause and Without Good Reason.  Notwithstanding anything to the contrary contained in this Agreement, during the Protection Period, upon reasonable notice (unless the second sentence of Section 1(b) applies), the Company may terminate the Executive’s employment without Cause and the Executive may terminate the Executive’s employment without Good Reason.

(e)                                  Notice of Termination.  Any termination of the Executive’s employment by the Company for Cause or by the Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement.  For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the Date of Termination (which date shall be not more than fifteen (15) days after the giving of such notice).  The failure by the Executive to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason shall not waive any right of the Executive hereunder or preclude the Executive from asserting such fact or circumstance in enforcing his rights hereunder.

(f)                                    Date of Termination.  “Date of Termination” means the date on which Executive incurs a “separation from service” within the meaning of Section 409A of the Code.

5.                                       Obligations of the Company upon Termination During the Protection Period.

(a)                                  Death.  If the Executive’s employment is terminated during the Protection Period by reason of the Executive’s death, this Agreement shall terminate without further obligations under this Agreement to the Executive’s representatives, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including, for this purpose (i) the Executive’s full base salary through the Date of Termination at the rate in effect on the Date of Termination or, if higher, at the highest rate in effect at any time from the 90-day period preceding the Effective Date through the Date of Termination (the “Highest Base Salary”), (ii) the product of the Executive’s target annual incentive compensation in effect for the year in which the Date of Termination occurs and a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365 and (iii) to the extent permitted by Section 409A of the Code, any compensation previously deferred by the Executive (together with any accrued interest thereon) and not yet paid by the Company and any accrued vacation pay not yet paid by the Company (such amounts specified in clauses (i), (ii) and (iii) are hereinafter referred to as “Accrued Obligations”).  All such Accrued Obligations shall be paid to the Executive’s estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination.  Anything in this Agreement to the contrary notwithstanding, the Executive’s family shall be entitled to receive Employee Benefits at least equal to the most favorable Employee Benefits provided by the Company and any of its subsidiaries to surviving families of executives of the Company and such subsidiaries under such Employee Benefit Plans relating to family death benefits, if any, in accordance with the most favorable Employee Benefit Plans of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect on the date of the Executive’s death with respect to other key executives of the Company and its subsidiaries and their families.

(b)                                 Disability.  If the Executive’s employment is terminated during the Protection Period by reason of the Executive’s Disability, this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive as of the Date of Termination, including for this purpose, all Accrued Obligations.  All such Accrued Obligations shall be paid to the Executive in a lump sum in cash within 30 days of the Date of Termination.  Anything in this Agreement to the contrary notwithstanding, the Executive shall be entitled after the Disability Effective Date to receive disability and other Employee Benefits at least equal to the most favorable of those provided by the Company and its subsidiaries to disabled executives and/or their families in accordance with such Employee Benefit Plans relating to disability, if any, of the Company and its subsidiaries in effect at any time during the 90-day period immediately preceding the Effective Date or, if more favorable to the Executive and/or the Executive’s family, as in effect at any time thereafter with respect to other key executives of the Company and its subsidiaries and their families.

(c)                                  Cause; Other than for Good Reason.  If the Executive’s employment shall be terminated during the Protection Period for Cause, this Agreement shall terminate without further obligations to the Executive, other than the obligation to pay to the Executive the Highest Base Salary through the Date of Termination plus, to the extent permitted by Section 409A of the Code, the amount of any compensation previously deferred by the Executive (together with accrued interest thereon as provided under the terms of any agreement providing for the deferral of such compensation).  If the Executive terminates employment during the Protection Period other than for Good Reason (including by reason of retirement), this Agreement shall terminate without further obligations to the Executive, other than those obligations accrued or earned and vested (if applicable) by the Executive through the Date of Termination, including for this purpose, the Executive’s Base Salary through the Date of Termination at the rate in effect on the Date of Termination plus, to the extent permitted by Section 409A of the Code, the amount of any compensation previously deferred by the Executive (together with accrued interest thereon as provided under the terms of any agreement providing for the deferral of such compensation).  Subject to Section 12, all such amounts under this Section 5(c) shall be paid to the Executive in a lump sum in cash within 90 days of the Date of Termination.

(d)                                 Good Reason; Other than for Cause, Disability or Death.

(i)                                     If, during the Protection Period, the Company shall terminate the Executive’s employment other than for Cause, Disability, or death or if the Executive shall terminate his employment for Good Reason, the Company shall pay to the Executive the aggregate of the following amounts:

(A)                              the Executive’s full base salary and vacation pay accrued (for vacation not taken) through the Date of Termination at the rate in effect at the Date of Termination plus pro-rated annual incentive compensation through the Date of Termination at the same percentage rate (i.e., percentage of the Executive’s previous year-end salary) applicable to the calendar year immediately prior to the year in which the Date of Termination occurs, plus all other amounts to which the Executive is entitled under any compensation plan, program, practice or policy of the Company in effect at the time such payments are due; and

(B)                                to the extent permitted by Section 409A of the Code, in the event any compensation has been previously deferred by the Executive, all amounts previously deferred (together with any accrued interest thereon pursuant to the terms of any agreement providing for the deferral of such compensation) and not yet paid by the Company; and

(C)                                a lump sum severance payment in an amount equal to (1) [one times] [two times] [three times] the Executive’s Highest Base Salary plus (2) [one times] [two times] [three times] Executive’s target annual incentive compensation in effect for the year in which the Date of Termination occurs.

Subject to Section 12 hereof, such payment will be made in a lump sum in cash on the 90th day after the Date of Termination; provided, however, that in the event Executive’s termination of employment occurs prior to a Change in Control, payment will be made on the 90th day after the Change in Control.

(ii)                                  Notwithstanding the provisions of Section 5(d)(i), the Company shall not be obligated to make any payment or provide any benefit under Section 5(d)(i) unless (A) prior to the 60th day following the Date of Termination, the Executive executes a release of all current or future claims, known or unknown, arising on or before the date of the release against the Company and its affiliates and the directors, officers, employees and affiliates of any of them, in a form approved by the Company and (B) any applicable revocation period has expired during such 60-day period without Executive revoking such release.

6.                                       Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or limit the Executive’s continuing or future participation in any benefit, bonus, incentive or other plans, programs, policies or practices, provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any stock option or other agreements with the Company or any of its subsidiaries.  Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of the Company or any of its subsidiaries at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program.

7.                                       Full Settlement.  Not later than the Effective Date, to the extent permitted by Section 409A of the Code, the Company will take appropriate steps, in form and substance satisfactory to the Executive, to ensure the Company’s financial ability to meet its financial obligations to the Executive under this Agreement through the escrowing of sufficient funds with a financially sound and reputable escrow agent, the securing of a letter of credit in favor of the Executive from a financially sound and reputable banking or financial institution, or other similar financial arrangement with an independent entity.  The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others.  In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.  The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof, plus in each case interest at the applicable Federal rate provided for in Section 7872(f)(2) of the Code.

8.                                       Adjustment of Payments.  Notwithstanding any provision of this Agreement to the contrary, if any payment or benefit to be paid or provided hereunder would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided hereunder shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payments and benefits to be provided, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes).  All determinations required to be made under this Section 8 shall be made by an independent accounting firm selected by the Company (the “Accounting Firm”) which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the Date of Termination or such earlier time as is requested by the Company and, if requested by the Executive, an opinion that he has substantial authority not to report any excise tax on his Federal income tax return with respect to the Excess Parachute Payments.  Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.  The fact that the Executive’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 8 shall not of itself limit or otherwise affect any other rights of the Executive under this Agreement.  In the event that any payment or benefit intended to be provided hereunder is required to be reduced pursuant to this Section 8, then the reduction shall occur in the following order:  (a) reduction of the amount described in Section 5(d)(i)(C); (b) reduction of the pro-rata annual incentive compensation amount described in Section 5(d)(i)(A); and (c) reduction of the amount described in Section 5(d)(i)(B).

9.                                       Confidential Information.  The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its subsidiaries, and their respective businesses, which shall have been obtained by the Executive during the Executive’s employment by the Company or any of its subsidiaries and which shall not be or become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement).  After termination of the Executive’s employment with the Company, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.  In no event shall an asserted violation of the provisions of this Section 9 constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

10.                                 Successors.

(a)                                  This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution.  This Agreement shall inure to the benefit of and be enforceable by the Executive’s legal representatives.

(b)                                 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)                                  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.  As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law or otherwise.

11.                                 Miscellaneous.

(a)                                  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.  This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b)                                 All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Executive:

If to the Company:

Harsco Corporation
350 Poplar Church Road
Camp Hill, PA 17011
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith.  Notice and communications shall be effective when actually received by the addressee.

(c)                                  The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)                                 The Company may withhold from any amounts payable under this Agreement such Federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)                                  The Executive’s failure to insist upon strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

(f)                                    This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof and supersedes any prior agreements relating to the subject matter hereof.  Notwithstanding the preceding sentence, this Agreement does not supersede or override the provisions of any stock option, employee benefit or other plan, program, policy or practice in which Executive is a participant or under which the Executive is a beneficiary.

(g)                                 The Executive and the Company acknowledge that the employment of the Executive by the Company prior to the Effective Date is “at will”, and, prior to the Effective Date, may be terminated by either the Executive or the Company at any time.  Upon a termination of the Executive’s employment or upon the Executive’s ceasing to be an officer of the Company, in each case, prior to the Effective Date, there shall be no further rights under this Agreement.

12.                                 Section 409A of the Code.  To the extent applicable, it is intended that this Agreement comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to the Executive.  This Agreement shall be administered and interpreted in a manner consistent with this intent.  Each payment hereunder shall be considered a separate payment for purposes of Section 409A of the Code.  Notwithstanding any provision of this Agreement to the contrary, if the Executive is a “specified employee,” determined pursuant to procedures adopted by the Company in compliance with Section 409A of the Code, on the date of the Executive’s separation from service (within the meaning of Treasury Regulation section 1.409A-1(h)) and if any portion of the payments or benefits to be received by the Executive upon his or her separation from service would constitute a “deferral of compensation” subject to Section 409A of the Code, then to the extent necessary to comply with Section 409A of the Code, amounts that would otherwise be payable pursuant to this Agreement during the six-month period immediately following the Executive’s termination of employment will instead be paid or made available on the earlier of (a) the first business day of the seventh month after the Executive’s termination of employment, or (b) the Executive’s death.

Notwithstanding the foregoing or any other provision of this Agreement to the contrary, neither the Company nor any of its subsidiaries or affiliates shall be deemed to guarantee any particular tax result for any Executive, spouse, or beneficiary with respect to any payments provided hereunder.  In addition, for purposes of this Agreement, the phrase “permitted by Section 409A of the Code,” or words of similar import, will mean that the event or circumstances that may occur or exist only if permitted by Section 409A of the Code would not cause the identified amount that is deferred or payable under this Agreement to be includable in the gross income of the Executive (or his or her beneficiary) under Section 409A(a)(1) of the Code.

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed as of the day and year first above written.

Executive

HARSCO CORPORATION

Name:
Title:

Attest:

[NAME]
[TITLE]